BIOPORE CORPORATION/SUNSTORM RESEARCH CORPORATION

LOAN AND SECURITY AGREEMENT

         This Loan and Security Agreement is made and entered into as of the 31st of December, 2001 by and among Biopore Corporation, a California corporation, (“Biopore”), James R. Benson, Ph.D., and Sunstorm Research corporation, a California corporation, (“Sunstorm”).

RECITALS

         This Agreement is made and entered into with respect to and in reliance upon the following facts:

         A.  Dr. Benson previously agreed to advance to Biopore the sums needed to finance its defense to a legal action brought against it by Mott Corporation.

         B.  Dr, Benson has, in fact, advanced to Biopore approximately $150,000 in order to fund such defense.

         C.  Among the terms and conditions under which these advances were made, as set forth in the resolutions of the Board of Directors of Biopore authorizing it to obtain such advances, is a requirement that such sums be repaid after the demand of Dr. Benson, such demand to be made anytime after December 31, 2001.

          D.  The parties desire to enter into this Agreement in order to set forth all of the terms and conditions that will govern Dr. Benson’s repayment demand to Biopore, including Biopore’s grant of a security interest in Biopore’s patents to Sunstorm, of which Dr. Benson owns all the issued and outstanding stock.

         NOW, THEREFORE, the parties agree as follows:

1.

BENSON LOAN TO BIOPORE.  Subject to the terms and conditions set forth elsewhere in this Agreement, Benson confirms his previous advance of approximately $150,000 to Biopore and Biopore acknowledges that it has received such advance in one or more installments and that Dr Benson has the right to demand repayment at any time after December 31, 2001.  In consideration for such advances and Dr. Benson’s agreement, which he hereby confirms, subject to all of the terms and conditions of this Agreement, to not make any repayment demand until August 31, 2002, and to reduce the interest payable on the advance from 8% per annum to 7% per annum, Biopore hereby agrees to grant the security interest as set forth in Section 5 below, subject to all of the terms and conditions of this Agreement.

  2.  REPRESENTATIONS AND WARRANTIES.  Each of the parties represents and warrants to the other parties as follows, acknowledging that the other party is relying on such representations and warranties in consenting to and entering into this Agreement:

         A.  The party has the authority to enter into this Agreement and to perform all of the party’s obligations and duties hereunder.  The person signing this Agreement on behalf of the party has full authority to do so.  The party has obtained all authorizations and consents necessary for the party to enter into and perform its duties and obligations hereunder, including all consents and authorizations required by its organizational and charter documents, by law or by any contract to which it is a party or by which it is bound or in any legal proceedings to which it is a party.

         B. The party has carefully read this Agreement, understands the content and the consequences of this Agreement and enters into this Agreement as the party’s free act, with advice of legal counsel or the waiver of the opportunity to obtain such advice.  In entering into this Agreement, the party is relying on the party’s own judgment, belief and knowledge, and not by any representation or agreements not set forth herein regarding the contents of this Agreement by any of the other parties or anyone representing them.

         C.   Neither the party’s entry into this Agreement nor its performance of its duties and obligations under this Agreement will constitute a breach of or violate its Articles of Incorporation or bylaws or constitute a breach of or an event of default under any agreement or instrument to which such party is a party or by which it or any of its material assets are bound, or constitute a breach of any law applicable to such party or any governmental or court order by which such party or any of its material assets are bound or to which it or they are subject.

         D.   Biopore has good, valid and marketable title to all of its material assets, free of all claims liens and encumbrances not listed on the attached Exhibit 2D, including those assets in which Sunstorm has been or is being granted a security interest, and all of such assets are in good order and repair and/or are otherwise suitable for the use to which they are currently put and are proposed to be put in the operation of Biopore’s business.

         E.    Biopore is not a party to any pending arbitration proceeding, lawsuit or governmental investigation or proceeding or any other similar proceeding not listed on the attached Exhibit 2E, and knows of no reasonable basis for any such proceeding, except as set forth therein.

         3.  DELIVERIES AT CLOSING.  At the closing for the transaction envisioned by this Agreement, Biopore shall deliver to Dr. Benson: (i) if requested by Dr. Benson, Biopore’s duly executed promissory note evidencing all advances previously made to Biopore by Dr. Benson, (ii) a duly executed copy of this Agreement; and Biopore shall deliver to Sunstorm: (i) a duly executed copy of this Agreement and (ii) the Collateral Assignments and the UCC-1 Finanicng Statement envisioned by Section 5 below.  Dr Benson will to deliver to Biopore and to Sunstorm a duly executed copy of this Agreement.  Sunstorm will deliver to Biopore and to Dr. Benson a duly executed copy of this Agreement.

        4.  POST CLOSING COVENANTS.  After the closing envisioned by Section 3 above and until the later of the repayment of all advances made by Dr. Benson to Biopore as envisioned by this Agreement, Biopore shall provide to Dr. Benson such reasonable reports on Biopore’s business and progress as Dr. Benson shall reasonably request.  Biopore warrants that it used and shall use the proceeds of any advance made to it hereunder only for paying the expenses of the defense of the legal action brought against Biopore by Mott Corporation and for such general corporate and business purposes as Dr. Benson may approve in his sole discretion.

         5.  SECURITY INTEREST.  Biopore hereby grants to Sunstorm a security interest in all of Biopore’s patents, patent applications and related inventions and trade secrets, and all royalties and other income due Biopore as the owner of such intellectual property (the “Collateral”) as security for payment of its obligations under any loan or other advance by Sunstorm to Biopore as envisioned by or pursuant to or in accordance with this Agreement.  Biopore shall deliver to Sunstorm a UCC-1 Financing Statement, suitable for recordation in the Office of the Secretary of State of California and in form and substance reasonably acceptable to Sunstorm and its counsel no later than the closing envisioned by Section 3 above.  In addition, Biopore shall, promptly after the request of Sunstorm, prepare, execute and deliver to Sunstorm collateral assignments of any patent or patent application of Biopore suitable for recordation in the United States Patent Office or the and the corresponding offices throughout the world and in form and substance reasonably acceptable to Sunstorm and its counsel.  Biopore shall notify Sunstorm in advance of any filing by Sunstorm of any patent application or copyright registration throughout the world.  In the event of a default in any payment due under any loan or other any advance made by Sunstorm hereunder or otherwise or in the event of any failure by Biopore to observe or perform any duty, obligation or condition under this Agreement, or in the event any warranty made hereunder by Biopore is found by Sunstorm to be inaccurate in any material respect, which default remains uncured for more than thirty (30) days after notice thereof to Biopore, Sunstorm shall have all the rights and remedies afforded a secured party under the California Uniform Commercial Code or any statute applicable to the Collateral, including, without limitation, the right to liquidate or to sell at public or private sale or to retain in satisfaction of any amount owed to Sunstorm as a result the Collateral in addition to such other remedies as may be available to Sunstorm hereunder.  Biopore shall pay to Sunstorm all expenses and expenditures, including reasonable attorneys’ fees, incurred or paid by Sunstorm in exercising or protecting its interests, rights and remedies under this Section 5.  Biopore shall not grant any security interest in the Collateral with a priority equal to or senior to Sunstorm’s position or grant a junior security interest in the Collateral without prior notice to Sunstorm.  Biopore shall not transfer or otherwise convey ownership of or an exclusive license to any of the Collateral without the prior written consent of Sunstorm, which consent may be granted or withheld in its sole discretion.  Anything to the contrary in the foregoing notwithstanding, this security interest and Sunstorm’s rights in the Collateral shall be subject to any licenses to use the Collateral that are entered into by Biopore prior to effectiveness of the collateral assignments referred to above (that is, the operation of such assignments to transfer title to Sunstorm or its designee) or any public or private sale of the Collateral and to any license entered into by Biopore prior to December 31, 2002 with Boston Scientific Corp. or any other licensee designated by Biopore prior to August 31, 2002 in the fields of vascular embelotherapy or injectable and/or endoluminal bulking agents for urological and/or gastro intestinal applications and/or such other fields as Sunstorm may consent to, such consent not to be unreasonably withheld.

         6.  FURTHER ASSURANCES.  The parties shall use their best efforts to negotiate in good faith the terms and conditions of any other agreements and instruments that are needed to implement the terms and conditions of this Agreement, including standard form collateral assignments, financing statements, and shall enter into or execute any such agreement or instrument.  Such agreements and instruments shall include such representations, warranties, covenants and conditions as are usual and customary in such agreements and instruments or that the parties agree upon that are consistent with this Agreement.   The parties shall also take such other actions and give each other such assurances as any party may reasonably request as shall be reasonably necessary to effect the transactions envisioned by this Agreement.

         7.  CLOSING.  The closing of the transactions that are envisioned by this Agreement and the parties’ deliveries under Section 4 above shall occur simultaneously on April 30, 2002, by such means as the parties agree upon or on such other date and at such other place and time as the parties may agree upon.

8.  MISCELLANEOUS.

         A.  Notices.  Any notice required by or envisioned by this Agreement shall be in writing and shall be sent to the recipient party to the address set forth opposite the recipient’s party’s signature to this Agreement or such other address as the recipient party may specify to the other parties pursuant to this Section 8A.

         B.  Counterparts.  This Agreement may be signed in counterparts and each such counterpart shall be deemed an original, and all such counterparts together shall constitute but one agreement.

C.   Captions.   The titles and headings used in this Agreement are used for convenience only and shall not affect the meaning or interpretation of any of the provisions of this Agreement.

         D.  Gender and Number.  Unless the context clearly requires otherwise, in this Agreement, the masculine or neuter gender shall include the other and the singular number shall include the plural and vice versa.

         E.  Amendments and Waivers.  No amendment of this Agreement shall be effective unless set forth in a written instrument signed by the party against whom the amendment is to be enforced.  No waiver of any right under this Agreement shall be effective unless set forth in a written instrument signed by the waiving party.

         F.  Integration.  This Agreement contains the entire understanding of the parties concerning the subject matter of this Agreement and all such understandings and prior negotiations and agreements about such subject matter are merged into this Agreement.  The exhibits to this Agreement are an integral part of this Agreement.

         G.  Assignment. Neither party shall have any right to delegate any duty it has under this Agreement without the prior consent of the other.  The rights and obligations of a party to this Agreement shall inure to and be binding upon the permitted successors and assigns of such party.

         H.  Severability.  If any provision of this Agreement is found to be illegal, void, ineffective or unenforceable for any reason by a court of competent jurisdiction, the remaining provisions shall continue to be enforceable in accordance with their terms.

         I.  Governing Law.  This Memorandum of Understanding is entered into under and shall be governed by the laws of the State of California, except its choice of law principles.

         J.  Relationship of Parties.  Nothing in this Agreement is intended to or shall be construed to create a partnership or similar relationship among the parties.

         K.  Attorneys Fees.  The prevailing party in any legal action brought to interpret or enforce this Agreement or any promissory note delivered pursuant to this Agreement or attached to this Agreement or the security interest created by this Agreement shall be entitled to collect the prevailing party’s reasonable attorneys’ fees and costs in addition to any other relief to which it may be entitled.

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BIOPORE CORPORATION/SUNSTORM RESEARCH CORPORATION

LOAN AND SECURITY AGREEMENT

         IN WITNESS WHEREOF, the undersigned have executed this Loan and Security Agreement as of the 31st day of December 2001.

Address:____________________

              ____________________

                                                                /s/ James R. Benson

                                                                 James R. Benson, Ph.D.

                                                                BIOPORE CORPORATION, a California

Address: P.O. Box 33115

          corporation

               Los Gatos, CA 95031

                                                                 By /s/ Bruce S. Morra

                                                                      Name:  Bruce S. Morra

                                                                      Title:  President

                                                                SUNSTORM RESEARCH

                                                                CORPORATION , a California

   Address: ____________________        corporation

                  ____________________

                                                                 By /s/ James R. Benson

                                                                      Name: James R. Benson, Ph.D.

                                                                      Title:   President